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                                                                    EXHIBIT 12.0

                             LORAL CYBERSTAR, INC.

          COMPUTATION OF DEFICIENCY OF EARNINGS TO COVER FIXED CHARGES
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                         NINE MONTHS                                NINE MONTHS
                                            ENDED                YEARS ENDED           ENDED
                                        SEPTEMBER 30,           DECEMBER 31,        DECEMBER 31,
                                     --------------------   ---------------------   ------------
                                       2001       2000        2000        1999          1998
                                     --------   ---------   ---------   ---------   ------------
Loss before income taxes...........  $(91,570)  $(114,039)  $(136,288)  $(124,532)    $(81,002)
Plus fixed charges:
Interest expense...................    75,121      72,572      97,223      69,776       46,439
Interest component of rent
  expense(1).......................     4,488         518       4,829         440          452
Less: capitalized interest.........        --          --          --     (20,955)     (16,339)
                                     --------   ---------   ---------   ---------     --------
Loss available to cover fixed
  charges..........................  $(11,961)  $ (40,949)  $ (34,236)  $ (75,271)    $(50,450)
                                     ========   =========   =========   =========     ========
Fixed charges......................  $(79,609)  $ (73,090)  $(102,052)  $ (70,216)    $(46,891)
                                     ========   =========   =========   =========     ========
Deficiency of earnings to cover
  fixed charges....................  $(91,570)  $(114,039)  $(136,288)  $(145,487)    $(97,341)
                                     ========   =========   =========   =========     ========

---------------
(1) The interest component of rent expense is deemed to be approximately 25% of total rent expense.